Exhibit (h)(1)(f)

SCHEDULE A-4

Eaton Vance Mutual Funds Trust

AMENDED ADMINISTRATIVE SERVICES AGREEMENT

Effective: February 13, 2006 Eaton Vance International Equity Fund